Exhibit 24

REGISTRATION STATEMENT ON FORM S-8

RELATING TO

ARCH CAPITAL GROUP LTD. 2007 LONG TERM INCENTIVE AND SHARE AWARD PLAN

and

ARCH CAPITAL GROUP LTD. 2007 EMPLOYEE SHARE PURCHASE PLAN

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the above referenced Registration Statement and any and all amendments or supplements thereto (including any post-effective amendments), and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Constantine Iordanou	President and Chief Executive Officer	May 11, 2007
Constantine Iordanou	(Principal Executive Officer) and Director

/s/ John D. Vollaro	Executive Vice President, Chief Financial Officer and Treasurer	May 11, 2007
John D. Vollaro	(Principal Financial and Accounting Officer)

/s/ Paul B. Ingrey	Chairman and Director	May 11, 2007
Paul B. Ingrey

/s/ Wolfe “Bill” H. Bragin	Director	May 11, 2007
Wolfe “Bill” H. Bragin

/s/ John L. Bunce, Jr.	Director	May 11, 2007
John L. Bunce, Jr.

/s/ Sean D. Carney	Director	May 11, 2007
Sean D. Carney

/s/ Jeffrey A. Goldstein	Director	May 11, 2007
Jeffrey A. Goldstein

/s/ Kewsong Lee	Director	May 11, 2007
Kewsong Lee

/s/ James J. Meenaghan	Director	May 11, 2007
James J. Meenaghan

/s/ John M. Pasquesi	Director	May 11, 2007
John M. Pasquesi

/s/ Robert F. Works	Director	May 11, 2007
Robert F. Works